UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2016

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

300 Harmon Meadow Boulevard

Secaucus, New Jersey 07094

(Addresses of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The employment of Louis H. Weiss, Executive Vice President, Chief Merchandising and Marketing Officer of Vitamin Shoppe, Inc. (“Parent”) and Vitamin Shoppe Industries, Inc. (the “Company”), will end effective as of January 31, 2016, as a result of his position being eliminated.

This termination of employment is deemed a termination “for reasons other than cause,” and Mr. Weiss will receive severance payments and benefits, in all material respects, as set forth in the Employment Agreement and Non-Competition Agreement between Mr. Weiss, Parent and the Company dated as of January 15, 2007, as amended, and Parent’s Executive Severance Pay Policy, dated October 29, 2014, all previously filed by the Parent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: January 19, 2016	By	/s/ David M. Kastin

Name: David M. Kastin
Title: Senior Vice President – General Counsel